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                                                                  Exhibit 10.01


                         FORM OF STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT, is made and entered into as of the ____ day of ________, 1999, by and between (i) VINCENT D. PETTINELLI, whose mailing address and residence is located at 5943 MacEwan Road, Dublin, Ohio 43017 (the "Pledgor"), and (ii) PEOPLESERVE, INC., a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENT:

         A. The Company and Res-Care, Inc., a Kentucky corporation ("Res-Care"), have entered into an Agreement and Plan of Merger dated ____________, 1999 (the "Merger Agreement"). As result of the consummation of the transactions contemplated in the Merger Agreement (the "Merger"), Pledgor is the owner of ____________________ common shares of Res-Care.

         B. In connection with the Merger Agreement, Pledgor and the Company have entered into that certain Indemnity Agreement of even date herewith (the "Indemnity"). Pledgor has voluntarily offered to secure his obligations under the Indemnity by the pledge of certain of the Res-Care common shares issued to him in connection with the Merger and/or certain other collateral acceptable to the Company.

         C. The execution of the Indemnity and this Stock Pledge Agreement are conditions precedent to the consummation of the transactions contemplated by the Merger Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and in the Indemnity, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. DEFINITIONS. The following terms or phrases shall have the following meanings:

              1.1 "Collateral" has the meaning set forth in Section 2.1 of this Stock Pledge Agreement.

              1.2 "Event of Default" shall have the meaning set forth in Section 7 of this Stock Pledge Agreement.

              1.3 "Pledged Shares" means that number of common shares of Res-Care which is equal to $4,500,000 divided by the Closing Price (as defined in the Merger Agreement) or such amount of other pledged marketable securities as Pledgor elects to substitute for Res-Care shares with the approval of the Company but does not include any Pledged Shares released pursuant to Section 14 of this Stock Pledge Agreement.


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              1.4 "Secured Obligations" has the meaning set forth in Section 2.1 of this Stock Pledge Agreement.

         2.   GRANT OF SECURITY INTEREST.

               2.1 The Pledgor hereby pledges and assigns to the Company and hereby grants to the Company a security interest in the Pledged Shares, together with (i) any and all stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities or any other property to which the Pledgor is or may hereafter become entitled to receive on account of the Pledged Shares, and (ii) all dividends and distributions declared in respect of the Pledged Shares and all proceeds of any sale or other disposition of the Pledged Shares and other property described in this Section 2 to which the Pledgor is entitled (hereinafter collectively referred to as the "Collateral"), to secure the payment and performance of all liabilities, obligations, covenants and duties owing by the Pledgor to the Company or any other Indemnified Parties (as defined in the Indemnity) arising under the Indemnity (hereinafter collectively referred to as the "Secured Obligations"). The Secured Obligations are secured by the Collateral without preference, distinction or priority of any kind whatsoever. The Company shall hold the Collateral upon the terms and provisions of this Stock Pledge Agreement, and the security interest in the Collateral granted to the Company pursuant to this Stock Pledge Agreement shall continue until all of the Secured Obligations have been respectively paid in full, subject to the provisions of Section 14 hereof.

              2.2 If the Pledgor receives Collateral, the Pledgor shall immediately deliver such property to the Company, to be held by the Company pursuant to this Stock Pledge Agreement.

              2.3 Upon execution of this Stock Pledge Agreement and any substitution of collateral approved by the Company, the Pledgor shall deliver to the Company the share certificates evidencing the Pledged Shares, together with executed blank stock powers. The Company agrees to deliver to Pledgor certificates and related blank stock powers for all Pledged Shares for which substitute Pledged Shares are delivered to the Company pursuant to this Stock Pledge Agreement.

         3. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants to the Company as follows, which representations and warranties shall survive the execution and delivery of this Stock Pledge Agreement and the delivery and/or substitution of the Pledged Shares to the Company:

              3.1 The Pledgor has the full right, power and authority to enter into and perform this Stock Pledge Agreement. This Stock Pledge Agreement has been duly entered into and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor,


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enforceable in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and by the application of usual equitable principles where equitable remedies are sought.

              3.2 The Pledgor has good and marketable title to the Pledged Shares, and the Pledged Shares are not and will not be subject to any lien, charge, pledge, encumbrance, claim or security interest of any nature whatsoever, other than the security interest created by this Stock Pledge Agreement or applicable restrictions under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              3.3 The Pledged Shares have been issued to and are registered in the name of the Pledgor or are held in street name by an independent agent of Pledgor who acknowledges this pledge.

              3.4 Except as specifically provided in the Merger Agreement, the Pledgor has not entered into any stock restriction or purchase agreement with respect to the Pledged Shares which would in any way restrict the sale, pledge or other transfer of the Pledged Shares or of any interest in or to the Pledged Shares.

              3.5 The execution and delivery of this Stock Pledge Agreement and the performance of the transactions contemplated hereby will not contravene or constitute a default under or result in a lien upon any property of the Pledgor pursuant to any applicable law or decree or any agreement, document or instrument binding upon or affecting the Pledgor or any of its assets.

              3.6 There is no action, suit or proceeding pending or, to the best of the Pledgor's knowledge, information and belief, threatened against the Pledgor which might adversely affect his property or financial condition in any respect.

              3.7 All statements contained herein pertaining to the Pledged Shares and the other Collateral are true and correct.

         4. AFFIRMATIVE COVENANTS. The Pledgor hereby covenants and agrees with the Company that the Pledgor will observe and perform all of the following provisions until all of the Secured Obligations have respectively been paid in full and this Stock Pledge Agreement has been terminated by the Company:

              4.1 The Pledgor will take all actions and will execute all documents and instruments that may be necessary or as may be reasonably requested by the Company (a) to perfect the Company's security interest in all of the Collateral in accordance with the requirements of applicable law, (b) to achieve and maintain the priority of the Company's security interest in all of the Collateral, and (c) to maintain, preserve and protect the Collateral and the Company's security interest therein.


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              4.2 The Pledgor will promptly pay when due, and before penalties would attach, all taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting the Collateral or any part thereof, unless the Pledgor at his own expense is contesting any such amount in good faith by an appropriate proceeding timely instituted and which shall operate to prevent the collection or satisfaction of the lien or amount so contested. If the Pledgor fails to pay such amounts and is not contesting the validity or amount thereof in accordance with the preceding sentence, the Company may, but is not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof.

              4.3 The Pledgor will keep the Collateral free and clear of all levies, security interests and other liens and charges whatsoever, excepting only the Company's first priority perfected security interest in the Collateral.

              4.4 The Pledgor will execute and deliver from time to time, in recordable form, all endorsements, Uniform Commercial Code Financing Statements, Uniform Commercial Code Continuation Statements, Uniform Commercial Code Assignments and all other documents and instruments deemed necessary or appropriate by the Company in its reasonable judgment to perfect, maintain and protect its perfected security interest in the Collateral.

              4.5 The Pledgor will appear in and defend any action or proceeding which may affect his title to the Collateral and/or the Company's perfected security interest in the Collateral.

         5. NEGATIVE COVENANTS. The Pledgor hereby covenants and agrees with the Company that the Pledgor will not surrender or lose possession of the Collateral which is then being held pursuant to this Pledge Agreement or any part thereof (other than to the Company pursuant hereto), or sell, further encumber or otherwise dispose of or transfer the Collateral which is then being held pursuant to this Pledge Agreement or any part thereof or any of his rights, titles or interests therein without the prior written consent of the Company.

         6.   CERTAIN RIGHTS RESPECTING THE PLEDGED SHARES.

              6.1 So long as no Event of Default has occurred and is continuing, the Pledgor may exercise all voting rights with respect to the Pledged Shares and shall have full right to substitute other Pledged Shares reasonably acceptable to the Company for Res-Care common shares constituting the Pledged Shares. Provided, upon the occurrence of any Event of Default, and so long as such Event of Default exists, the Company may, at its sole option, exercise all voting rights with respect to the Pledged Shares, and to that end the Pledgor hereby constitutes any officer of the Company as his proxy and attorney-in-fact for all purposes of voting the Pledged Shares at any annual, regular or special meeting of shareholders of the Company, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of the Secured Obligations have been respectively paid in full, and all persons whatsoever shall be conclusively entitled to rely


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upon any oral or written certification of the Company that it is entitled to vote the Pledged Shares hereunder. The Pledgor shall execute and deliver to the Company any additional proxies and powers of attorney that the Company may desire in its own name to effectuate the provisions of this Stock Pledge Agreement.

              6.2 Upon the occurrence and during the continuation of any Event of Default, all dividends and distributions, including liquidating dividends, paid in respect of the Pledged Shares shall be immediately remitted to the Company, to be applied to the Secured Obligations on a pro rata basis without preference, distinction or priority of any kind whatsoever. Until all such dividends or other distributions are paid to the Company, the Pledgor shall hold all of the same in trust and as a fiduciary for the Company.

         7. EVENT OF DEFAULT. The following shall each constitute an "Event of Default" hereunder:

              7.1 If the Pledgor shall breach, violate or fail to perform or observe any covenant, obligation, agreement, condition or other provision contained in this Stock Pledge Agreement, and the same is not cured to the reasonable satisfaction of the Company within thirty (30) days after the Company has specified such default in a written notice delivered to the Pledgor.

              7.2 The occurrence and continuation of any default under and as defined in the Indemnity.

         8.   REMEDIES.

              8.1 Upon the occurrence of any Event of Default, the Company may at its option exercise the rights with respect to the Pledged Shares contemplated in Section 6 of this Stock Pledge Agreement, and the Company, in addition to exercising all other rights or remedies, may proceed to exercise with respect to the Pledged Shares or other Collateral all rights, options and remedies of a secured party upon default as provided under the Uniform Commercial Code as then adopted in the Commonwealth of Kentucky.

              8.2 The rights of the Company upon the occurrence of any Event of Default shall include, without limitation, the following:

                   (a) The right to the immediate possession of the Pledged Shares and/or the other Collateral not then in the Company's possession without requirement of notice or demand or of any legal process.

                   (b) The right to sell or otherwise dispose of the Pledged Shares and/or the other Collateral or any part thereof at one or more public sales, in one or more lots or parcels, regardless of whether the Pledged Shares and/or the other Collateral is present at the place


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         of sale, for cash or credit or for future delivery, and on such commercially reasonable terms and conditions and in such manner as the Company may reasonably determine, with the Company having the right to bid upon and be the purchaser of any or all of the Pledged Shares and/or the other Collateral so sold at any public sale. The Company acknowledges that the Collateral may be subject to restrictions under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                   (c) The right to recover the reasonable expenses of the Company in preparing for sale and selling the Pledged Shares and/or other Collateral and other like expenses, together with court costs and reasonable attorneys' fees incurred by the Company.

                   (d) The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Stock Pledge Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of the Company in the Pledged Shares and/or the other Collateral, or for the sale of the Pledged Shares and/or the other Collateral under the judgment or decree of any court.

              8.3 All proceeds derived from the enforcement by the Company of any one or more of the rights and remedies set forth in this Section 8, after deducting therefrom all reasonable costs and expenses incurred or paid by the Company in enforcing such rights and remedies, shall be applied to the payment of the Secured Obligations without preference, distinction or priority of any kind whatsoever.

         9. EXERCISE OF REMEDIES. The rights and remedies of the Company upon the occurrence of an Event of Default, whether arising at law, in equity and/or under this Stock Pledge Agreement or under the Indemnity, shall be deemed to be cumulative, and the exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

         10.  WAIVER. The Pledgor hereby waives any claim arising by reason of
(a) any reasonable delay by the Company in selling the Pledged Shares following the occurrence of an Event of Default, including, without limitation, any delays in selling the Pledged Shares resulting from the compliance by the Company with applicable federal and state securities laws, even if the price of the Pledged Shares thereafter declines; or (b) the immediate sale of the Pledged Shares upon the occurrence of an Event of Default, even if the price of the Pledged Shares should thereafter increase.

         11. PAYMENT OF COSTS, ATTORNEYS' FEES AND EXPENSES. To the extent not paid out of the proceeds of sale of the Pledged Shares, the Pledgor shall pay any and all reasonable costs, attorneys' fees and other direct out of pocket expenses incurred by the Company in connection with enforcing this Stock Pledge Agreement.


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         12.  ADVANCES BY COMPANY. The Pledgor shall reimburse the Company for all reasonable advances made by the Company in performing any actions on behalf of the Pledgor pursuant to this Stock Pledge Agreement, which Pledgor fails to take within five (5) days after written notice and demand to Pledgor, including, without limitation, all amounts paid by the Company (a) to discharge taxes, levies, liens and/or security interests against the Pledged Shares and/or the other Collateral, and/or (b) in connection with the exercise by the Company of its rights and remedies hereunder or under the Indemnity and/or at law or in equity. All such advances made by the Company shall bear interest at the interest rate provided in the Indemnity and all such advances and all interest thereon shall be secured by this Stock Pledge Agreement with the same priority as the Indemnity to the fullest extent permitted by applicable law, and shall be due and payable in full to the Company, as applicable, upon demand made therefor by the Company at any time in its sole and absolute discretion.

         13. IRREVOCABLE ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Company as the Pledgor's attorney-in-fact to do all acts and things which the Company may deem necessary or appropriate in its reasonable discretion to perfect and to continue the perfected status of the security interest in the Collateral created in favor of the Company pursuant to this Stock Pledge Agreement and to protect the Collateral.

         14. PARTIAL RELEASE OF SECURITIES. Provided that an Event of Default shall not have occurred or be continuing, on each anniversary of the date of this Stock Pledge Agreement prior to its termination hereof, Pledgor may, at his option, request that the Company release certain of the Pledged Shares from the security interest created hereby. Such request (a "Release Request") shall be shall be delivered to the Company in writing and shall certify (a) that no default or event with which the passage of time shall constitute a default, has occurred with respect to any of the indebtedness which is secured by any of the Guaranties (as defined in the Indemnity), (b) the aggregate outstanding balance, computed as of the date of the Release Request, of the obligations under the indebtedness which is secured by the Guaranties (the "Current Guaranty Amount"),
(c) a calculation of the aggregate value of the Collateral then subject to the security interest created hereby, which, (i) if the Collateral shall be common shares of Res-Care, shall be calculated by reference to the closing price per share of the common shares of Res-Care on the Nasdaq National Market (or any other nationally quoted exchange on which such shares are then trading) for the trading date immediately prior to the date of the Release Request, or (ii) if clause (i) above shall not be applicable, the aggregate fair market value thereof (such value so determined pursuant to this clause (c) shall be hereinafter referred to as the "Securities Value"). Within thirty (30) days after the date of the Release Notice, the Company shall release from the security interest created hereby that amount of the Collateral having a value (as determined in the preceding sentence) which is equal to the excess of the Securities Value over the Current Guaranty Value and deliver to Pledgor the share certificates and stock powers evidencing and relating to the released Pledged Shares. The Company agrees to provide separate certificates for any released Res-Care Shares and any remaining Res-Care Pledged Shares at no cost to Pledgor.

         15. RETURN OF COLLATERAL. The Company may at any time deliver the Pledged Shares or other Collateral, or any part thereof, to the Pledgor. The receipt by the Pledgor of the Pledged Shares or other Collateral shall be a complete and full discharge of the Company with respect to such


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Pledged Shares or other Collateral, and the Company shall be discharged from any liability or responsibility with respect thereto.

         16. GENERAL WAIVERS. Any forbearance or failure or delay by the Company in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power and remedy of the Company shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Company. The Pledgor hereby irrevocably and expressly waives (a) any right to require the Company to proceed against any person or to exhaust any other security for the Secured Obligations or to pursue any remedy in their power prior to enforcing the Company's security interest in the Pledged Shares and the other Collateral and the Company's other rights hereunder, and (b) any right to require the Company to enforce its security interest in all of the Pledged Shares and the other Collateral contemporaneously in time. It is understood and agreed by the Pledgor that the Company has the right, in its sole and absolute discretion, to enforce or forbear from enforcing its security interest in the Pledged Shares and the other Collateral or any part thereof as the Company elect in its sole and absolute discretion.

         17.  NOTICE.

              17.1 Any requirement of the Uniform Commercial Code of reasonable notice of the intended sale or other disposition of the Pledged Shares and the other Collateral which may not otherwise be waived shall be met if such notice is given to the Pledgor at least ten (10) business days before the time of sale, disposition or other event or thing giving rise to the requirement of notice.

              17.2 All notices and other communications under this Stock Pledge Agreement shall be in writing and shall be personally delivered or sent by express courier service, or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which either the Pledgor or the Company shall have given the other written notice):

              If to the Pledgor:  Vincent D. Pettinelli
                                  5943 MacEwan Road
                                  Dublin, Ohio 43017

              With a copy to:     Phillip Barrett, Esquire
                                  Porter, Wright, Morris & Arthur
                                  41 South High Street
                                  Columbus, Ohio 43215-6194

              If to the Company:  Ronald G. Geary
                                  President
                                  PeopleServe, Inc.
                                  10140 Linn Station Road


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                                  Louisville, Kentucky 40223

         All written notices and other communications required under this Stock Pledge Agreement shall be deemed given upon the earliest of (a) actual delivery in person, (b) one (1) Business Day (as defined in the Merger Agreement) after having been delivered to an express courier service, or (c) two (2) Business Days after having been deposited in the United States mails, in accordance with the foregoing.

         18. FURTHER ASSURANCES. The Pledgor shall execute all such other documents or instruments, and shall take such other actions, an the Company may reasonably request to more fully create and maintain, or to verify, ratify or perfect, the security interest in the Pledged Shares and the other Collateral hereby created in favor of the Company pursuant to this Stock Pledge Agreement.

         19. NO IMPLIED WAIVER. All options and rights of the Company hereunder are continuing, and the failure of the Company to exercise any such option or right in any instance shall not be construed as waiving the right to exercise such option or right at any subsequent time or be construed as waiving the right to exercise any other option or right hereunder or at law or in equity. No exercise by the Company of any of the options, rights or powers provided herein and no delay or omission in the exercise of such options, rights or powers provided herein shall be construed to exhaust the same or be construed as a waiver thereof, and each such option, right and power may be exercised at any time and from time to time.

         20. SEVERABILITY OF PROVISIONS. If any term or provision of this Stock Pledge Agreement is held to be invalid or unenforceable in any jurisdiction, the other terms and provisions hereof shall remain in full force and effect in such jurisdiction and the invalid or unenforceable provision shall remain in full force and effect in all other jurisdictions.

         21. GOVERNING LAW. This Stock Pledge Agreement and the respective rights, duties and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         22. SUCCESSORS AND ASSIGNS. This Stock Pledge Agreement shall bind the Pledgor and its successors and assigns and shall inure to the benefit of the Company and their respective successors and assigns, including, without limitation, any Indemnified Party.

         23. CAPTIONS. The various section headings used in this Stock Pledge Agreement are inserted for convenience of reference only and shall be ignored in interpreting or construing the provisions hereof.

         24. TIME OF THE ESSENCE. Time shall be of the essence in the performance of all of the Pledgor's covenants, obligations and agreements under this Stock Pledge Agreement.


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         25.  ENTIRE AGREEMENT. This Stock Pledge Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof. No change, modification, addition or termination of this Stock Pledge Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the Pledgor and the Company have executed this Stock Pledge Agreement on the day and year first above written.


                                       _________________________________________
                                       Vincent D. Pettinelli

                                                      (the "Pledgor")

                                       PeopleServe, Inc., a Delaware corporation


                                       By: _____________________________________

                                       Its: ____________________________________

                                                      (the "Company")



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